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                                                                                              Exhibit 21
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                               THERMO OPTEK CORPORATION

                            Subsidiaries of the Registrant

As of February 28, 1999, Thermo Optek Corporation owned the following companies:
                                                                               STATE OR
                                                                             JURISDICTION      PERCENT OF
                                   NAME                                           OF           OWNERSHIP
                                                                             INCORPORATION
------------------------------------------------------------------------------------------------------------
               Diametrix Detectors, Inc.                                    Delaware              100
               FI Instruments Inc.                                          Delaware              100
               Gebrueder Haake GmbH                                         Germany               100
                  RHEO S.A.                                                 France                100
                  SWO Polymertechnik GmbH                                   Germany               100
               HB Instruments Inc.                                          Delaware              100
               Scintag, Inc.                                                California            100
               Spectronic Instruments, Inc.                                 Delaware              100
                  SLM International Inc.                                    Illinois              100
               Thermo Jarrell Ash Corporation                               Massachusetts         100
                  A.R.L. Applied Research Laboratories S.A.                 Switzerland           100
                      Fisons Instruments (Proprietary) Limited              South Africa          100
                      Thermo Optek Wissenschaftliche Gerate GesmbH          Austria               100
                  Baird De Brazil Representacoes Ltda.                      Brazil                100
                  Beijing Baird Analytical Instrument Technology Co.        China                 100
                  Limited
               Cahn Instrument Corporation                                  Wisconsin             100
                  Mattson Instruments Limited                               United Kingdom        100
                  Thermo Optek Limited                                      United Kingdom        100
                      Norlab Instrument of Aberdeen (UK)                    United Kingdom        100
                      Thermo Elemental Limited                              United Kingdom        100
                      Unicam Limited                                        United Kingdom        100
                          Unicam Export Limited                             United Kingdom        100
                  Unicam Analytical Technology Netherlands B.V.             Netherlands           100
                  Unicam Italia SpA                                         Italy                 100
                  Unicam S.A.                                               Belgium               100
               Thermo Optek Nordic AB                                       Sweden                100
               Nicolet Instrument Corporation                               Wisconsin             100
                  Nicolet Japan K.K.                                        Japan                 100
                  Spectra-Tech, Inc.                                        Wisconsin             100
                  Spectra-Tech, Europe Limited                              United Kingdom        100
               Nicolet Instrument GmbH                                      Germany               100
               Optek Securities Corporation                                 Massachusetts         100
               Planweld Holding Limited                                     United Kingdom        100
                  Nicolet Instrument Limited                                United Kingdom        100
                      Hilger Analytical Limited                             United Kingdom        100
                  Thermo Electron Limited                                   United Kingdom        100
               Thermo Instrument Systems Japan Holdings, Inc.               Delaware              100
                  Nippon Jarrell-Ash Company, Ltd.                          Japan                 100
               Thermo Instruments (Canada) Inc.                             Canada                100
                  Fisons Instruments Inc.                                   Canada                100
                  Unicam Analytical Inc.                                    Canada                100
               Thermo Optek France S.A.                                     France                100
               Thermo Optek Holding B.V.                                    Netherlands           100
                  Baird Europe B.V.                                         Netherlands           100
                      Baird France S.A.R.L.                                 France                100
               VG Systems Limited                                           United Kingdom        100
               VG Elemental Limited                                         United Kingdom        100
               Thermo Group B.V.                                            Netherlands           100
               Thermo Optek Materials Analysis (S.E.A.) Pte Limited         Singapore             100


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